UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  03/27/2009

KLA-TENCOR CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number:  000-09992

Delaware	04-2564110
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

One Technology Drive, Milpitas, California   95035
(Address of principal executive offices, including zip code)

(408) 875-3000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.    Costs Associated with Exit or Disposal Activities

On March 30, 2009, KLA-Tencor Corporation (the "Company"), in continuation of its efforts to control costs and in response to depressed market conditions, announced that it will reduce the Company's global workforce by approximately 10 percent. This reduction is in addition to the workforce reduction that the Company announced in November 2008. The reduction is one of many cost-saving actions being undertaken by the Company that are designed to help reduce the Company's quarterly non-GAAP operating expenses to a range of $140-145 million per quarter by the end of calendar year 2009.

In addition to the workforce reduction announced today, the Company announced that it will also implement a number of other cost-cutting actions over the next several quarters, including the consolidation of several of the Company's facilities.

The Company currently estimates that, in connection with the cost reduction actions announced today, it will incur charges in the range of approximately $20 million to $30 million, including approximately $18 million to $22 million related to estimated severance costs associated with the workforce reduction, with the remainder of such charges related to facilities consolidation. A significant portion of these restructuring charges will be recorded in the Company's fiscal quarter ending March 31, 2009. The Company estimates that the restructuring measures announced today will result in approximately $18 million to $22 million in cash payments (reflecting the estimated severance costs associated with the restructuring), which the Company believes will be paid out by the end of calendar year 2009. The remainder will be a non-cash accounting-related charge associated with facilities consolidations.

The Company anticipates incurring additional restructuring charges, which will likely include severance costs, lease termination charges, other exit costs associated with facility site consolidations or closures, and other related expenses in connection with the cost reduction actions announced today through the remainder of calendar year 2009, but is unable to estimate the aggregate amount of such additional charges at this time. If the Company incurs additional charges in connection with these cost reduction actions, the Company would file an amended report on Form 8-K under this Item 2.05 to provide appropriate estimates related to such additional charges.

A copy of the press release issued by the Company on March 30, 2009 announcing the planned restructuring and other cost reduction actions is attached hereto as Exhibit 99.1 and incorporated herein by reference.

In addition, in the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on November 18, 2008, the Company originally estimated that the initial charges that it would incur in connection with the workforce reduction announced on such date (the "November Action") would be in the range of approximately $15 million to $20 million. The Company has determined that, as a result of additional charges related to the November Action that were incurred during the quarter ending March 31, 2009, the Company's updated estimate for the charges associated with the November Action is in the range of approximately $20 million to $25 million, almost all of which is related to estimated severance costs associated with the November Action. Substantially all of those charges have resulted, or will result, in cash expenditures, which the Company believes will all be paid out in fiscal year 2009.

Statements in this Current Report on Form 8-K and in the press release attached as Exhibit 99.1 hereto other than historical facts, such as statements regarding the anticipated size of the Company's reduction in its workforce, the expected timing of the implementation of the Company's cost reduction activities, the estimated costs associated with such activities, the anticipated benefits that such activities will have on the Company's operating results and competitive position, the Company's expected level of operating expenses in future periods, the Company's implementation of additional cost reduction activities in the future, the Company's future market position and the impact that the present cost reduction efforts could have on the Company's ability to preserve its competitive position, the Company's ability to continue to improve its technologies, the Company's future research and development efforts, and future customer demand for the Company's products are forward-looking statements, and are subject to the Safe Harbor provisions created by the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current information and expectations, and involve a number of risks and uncertainties. Actual results may differ materially from those projected in such statements due to various factors, including but not limited to those associated with costs and delays related to compliance with U.S. and international labor and other laws, including notification procedures required thereby; the Company's ability to consolidate its facilities on favorable terms, including sales terms with respect to any properties that may be sold and lease termination costs with respect to any leased properties; future developments in the semiconductor industry, capital markets and the global economy; the effectiveness of the Company's other efforts to reduce its operating expenses; demand for the Company's products; the results of the Company's product development efforts; disruption from the workforce reduction and its potential impact on research and development efforts and the Company's relationships with customers and vendors; the introduction of new products by the Company's competitors; acceptance of the Company's products by its customers; and other similar factors. For other factors that may cause actual results to differ materially from those projected and anticipated in forward-looking statements in this Current Report on Form 8-K and in the press release attached as Exhibit 99.1 hereto, please refer to the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2008, subsequently filed Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission (including, but not limited to, the risk factors described therein). The Company cannot provide any assurance that its future results will meet expectations, and the Company disclaims any obligation to update information contained in any forward-looking statement.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)        The Company's employees, including its executive officers, are generally eligible to participate in the Company's Employee Stock Purchase Plan ("ESPP").

Under the ESPP as currently in effect, the purchase price for shares of the Company's common stock acquired by participants under the ESPP is 85% of the lesser of (i) the fair market value of the Company's common stock ("FMV") at the commencement of the applicable six-month offering period or (ii) the FMV on the purchase date (typically, June 30 or December 31). The FMV of the Company's Common Stock is defined as the closing price of the Company's Common Stock as reported on the NASDAQ Stock Market on the applicable date.

On March 27, 2009, the Company's Board of Directors, as part of the Company's ongoing efforts to reduce operating expenses, approved amendments to the ESPP that (a) eliminate the look-back feature (i.e., the reference to the FMV at the commencement of the applicable six-month offering period) and (b) reduce the purchase price discount from 15% to 5%. These changes will be effective July 1, 2009, such that the purchase price with respect to each offering period beginning on or after such date will be 95% of the FMV on the purchase date.

The foregoing description of the changes to the ESPP is qualified in its entirety by reference to the amended ESPP, which is attached as Exhibit 10.52 to this Current Report on Form 8-K.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed herewith:

Exhibit No.                        Description

        10.52        Amended and Restated 1997 Employee Stock Purchase Plan (as amended March 2009)

        99.1        Text of news release issued by KLA-Tencor Corporation dated March 30, 2009

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KLA-TENCOR CORPORATION

Date: March 30, 2009	By:	/s/ Brian M. Martin
Brian M. Martin
Senior Vice President and General Counsel

Exhibit Index

Exhibit No.	Description
EX-10.52	Amended and Restated 1997 Employee Stock Purchase Plan (as amended March 2009)
EX-99.1	Text of news release issued by KLA-Tencor Corporation dated March 30, 2009